Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

RH

ARTICLE 1

OFFICES

Section 1.1 Registered Office.

The registered office of RH (the “Corporation”) in the State of Delaware shall be set forth in the Certificate of Incorporation of the Corporation (as the same may be amended from time to time, the “Certificate of Incorporation”).

Section 1.2 Other Offices.

The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

Section 2.1 Place of Meetings.

Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, or at no place and solely by means of remote communications, as may be designated by or in the manner provided in these Bylaws, or, if not so designated, as determined from time to time by the Board of Directors.

Section 2.2 Annual Meetings.

The annual meetings of the stockholders of the Corporation, for the purpose of the election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by or in the manner determined by the Board of Directors. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors at any time, before or after notice of such meeting has been sent to the stockholders of the Corporation.  Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in Sections 2.9 and 2.10, as applicable; provided, however, that nothing in such Sections shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures so long as such discussion is undertaken in compliance with the rules applicable to such meeting.

Section 2.3 Special Meetings.

Special meetings of the stockholders of the Corporation may only be called in the manner provided in the Certificate of Incorporation. Only such business shall be brought before a special meeting of stockholders as shall have been specified in the notice of such meeting.

Section 2.4 Notice of Meetings.

(a)Except as otherwise required by law or the Certificate of Incorporation, notice of each meeting of stockholders, specifying the place, if any, date and hour, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote thereat, directed to the address of such stockholder as it appears upon the books of the Corporation. If the Board of Directors fixes a date for determining the stockholders entitled to notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

(b)When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with subsection (a) of this Section 2.4. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, and in such case shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.5 Quorum and Voting.

(a)At all meetings of stockholders except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the voting power of all the shares of stock entitled to vote shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by the affirmative vote of the holders of a majority of the voting power represented thereat or by the chairman of the meeting, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. To the fullest extent permitted by law, the stockholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. In addition, the chairman of the meeting will have the power to adjourn or recess a meeting whether or not a quorum is present.

(b)Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise required by the rules of any stock exchange upon which the Corporation’s securities are listed, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the votes cast on such matter affirmatively or negatively. For purposes of these Bylaws, a share present at a meeting, but for which there is an abstention or broker non-vote on a particular matter, shall be counted as present for the purpose of establishing a quorum but shall not be counted as a vote cast on the matter in question. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 2.6 Voting Rights.

(a)Except as otherwise required by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting.

(b)Every person entitled to vote or to execute consents shall have the right to do so either in person or by proxy, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable unless it states that it is irrevocable and is coupled with an interest sufficient at law to support an irrevocable power.

(c)Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy pursuant to subsection (b) of this Section 2.6, the following shall constitute a valid means by which a stockholder may grant such authority:

(1)A stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(2)A stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder.  If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(d)Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.7 Voting Procedures and Inspectors of Elections.

(a)The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery shall determine otherwise upon application by a stockholder.

(d)In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Sections 211(e) or 212(c)(2) of the Delaware General Corporation Law (as amended, the “DGCL”), or any information provided pursuant to Section 211 thereof, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section 2.7 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.8 List of Stockholders.

The Corporation shall prepare no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (or, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.8 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 2.9 Stockholder Business Proposals at Annual Meetings.

(a)At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations of directors made pursuant to Section 2.10) must be brought before the annual meeting (i) by the Corporation and specified in the notice of meeting (or any supplement thereto) that is provided by or at the direction of the Board of Directors or any committee appointed by the Board of Directors, or (ii) by a stockholder who is (A) a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time of (x) giving the stockholder’s notice required in Section 2.9(b) below and (y) the annual meeting of stockholders, and (B) a stockholder of record entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.9. The foregoing clause (ii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to the applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of stockholders.

(b) In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must have given timely notice thereof in writing and in proper form to the Secretary of the Corporation in accordance with this Section 2.9, (ii) any such business must be a proper matter for stockholder action under Delaware law, (iii) the Stockholder Associated Person (as defined below) must have acted in accordance with the representations set forth in the Business Solicitation Statement (as defined below) and (iv) the stockholder must provide any updates or supplements to the information contained in such notice at the times and in the forms required by this Section 2.9 (the “Notice Requirements”).

(c) To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders. However, subject to the last sentence of this Section 2.9(c), if the Corporation did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the stockholder must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the public announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 2.9(c) (the “Timing Requirements”).

(d) To be in proper form for this Section 2.9, a stockholder’s notice to the Secretary shall set forth:

(1) as to each item of business the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting, and any material interest in such business of each Stockholder Associated Person, (ii) the text of the proposal (including the text of any resolutions proposed for consideration), and (iii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Stockholder Associated Persons or (y) between or among any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder;

(2) (i) as to each Stockholder Associated Person, the name and record address of each Stockholder Associated Person who is a record stockholder as such name and address appear on the Corporation’s books and records, and the name and address of each other Stockholder Associated Person; and (ii) the class, series, and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by each Stockholder Associated Person, except, for the purposes of this Section 2.9(d)(2), such Stockholder Associated Person shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the Corporation as to which such Stockholder Associated Person has a right to acquire beneficial ownership, whether immediately or at any time in the future (the disclosures to be made pursuant to the foregoing clauses in this Section 2.9(d)(2) are referred to as “Stockholder Information”);

(3) (A) as each Stockholder Associated Person or any member of such holder’s immediate family sharing the same household: (i) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such Stockholder Associated Person or family member with respect to any share of capital stock of the Corporation (each, a “Relevant Hedge Transaction”); (ii) whether and the extent to which such Stockholder Associated Person or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the Corporation (a “Derivative Instrument”); (iii) any proxy, agreement, arrangement, understanding, or relationship pursuant to which such Stockholder Associated Person or family member has a right to vote, directly or indirectly, any shares of any security of the Corporation; (iv) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such Stockholder Associated Person or family member that are separated or separable from the underlying shares of capital stock of the Corporation; (v) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Stockholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vi) any performance-related fees (other than an asset-based fee) that such Stockholder Associated Person or family member is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice.

(B)(i) a representation that the stockholder is a holder of record of shares of the Corporation at the time of giving notice, will be entitled to vote at the meeting and that such stockholder (or a qualified representative thereof) intends to appear at the meeting to propose the business that is specified in the notice; (ii) a representation as to whether any Stockholder Associated Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation as to whether each Stockholder Associated Person intends or is part of a group that intends (x) to deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required to approve or adopt the business and (y) to otherwise solicit proxies or votes from stockholders in support of such business (such representations, the “Business Solicitation Statement”); (iii) a certification regarding whether each Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and/or such Stockholder Associated Person’s acts or omissions as a stockholder or beneficial owner of the Corporation; and (iv) any other information relating to such Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A)(i) through (vi) and (B)(i) through (iv) in this Section 2.9(d)(3) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(e)  For purposes of this Section 2.9 and Section 2.10, “Stockholder Associated Person” shall mean (i) the stockholder providing notice of the business to be brought (in the case of Section 2.9) or the nomination to be proposed (in the case of Section 2.10) before an annual meeting, (ii) the beneficial owner or owners, if different, on whose behalf the notice is made and (iii) any affiliate who controls either of the foregoing stockholder or beneficial owner(s), directly or indirectly.

(f)  A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement the information contained in such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.9 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and any such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation (x) in the case of any update and supplement required to be made as of the record date, not later than five (5) business days after the record date for the meeting, and (y) in the case of any update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof, not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed); provided, that, no such update and supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Stockholder Associated Person or the validity (or invalidity) of any proposal that failed to comply with this Section 2.9 or is rendered invalid as a result of any inaccuracy therein (the “Information Update Requirements”).

(g)  Notwithstanding the foregoing provisions of this Section 2.9, a proposal submitted by a stockholder in accordance with this Section 2.9 (including without limitation any proposal included in the Corporation’s proxy statement pursuant to the applicable requirements of Rule 14a-8 under the Exchange Act) shall not be presented or voted upon at the annual meeting if such stockholder or a qualified representative thereof does not attend  the annual meeting to present the proposal. In the event a qualified representative will appear at a meeting and present a proposal in lieu of a stockholder, the stockholder must provide the notice of such designation at least twenty-four (24) hours prior to the meeting and if no such advance notice is provided, only the stockholder may present the proposal and the proposal may be disregarded in the event the stockholder fails to appear and present the proposal (the “Attendance Requirements”).

(h)  The chairman of the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2.9, and if he should so determine, he shall so declare to the meeting, and such business shall not be transacted, notwithstanding that such proposal is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such business may have been solicited or received (the “Meeting Chairman’s Powers”).

(i)  Nothing in this Section 2.9 is intended to limit, and shall not limit, the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy card, proxy statement or information statement pursuant to the applicable requirements of  Rule 14a-8 under the Exchange Act, and any proposal (i) submitted in compliance with the applicable procedural and substantive requirements of Rule 14a-8 under the Exchange Act (including any other applicable requirements not in conflict with such Rule 14a-8) and included in the Corporation’s proxy card, proxy statement or information statement pursuant thereto, and (ii) presented at the meeting in compliance with the applicable procedural and substantive requirements of Rule 14a-8 under the Exchange Act (including any other applicable requirements not in conflict with such Rule 14a-8) shall be deemed to be properly before the meeting.

(j) For purposes of these Bylaws:

(i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

(ii) “qualified representative” shall mean a duly authorized manager, officer or partner of the stockholder providing notice pursuant to Sections 2.9 or 2.10 or a person who is authorized by such stockholder in writing to act as a qualified representative.

(k)  The versions of Sections 2.9 and 2.10 of these Bylaws, as reflected in the version of the Bylaws filed with the Securities and Exchange Commission on March 3, 2017, shall apply to the 2024 annual meeting of the Corporation and any postponement or adjournment thereof.  The amended versions of Sections 2.9, 2.10 and 2.11 of these Bylaws shall be applicable to all meetings of stockholders thereafter including the 2025 annual meeting of the Corporation.

Section 2.10 Stockholder Nominations of Directors at Annual Meetings.

(a)  At an annual meeting of stockholders, subject to any other applicable requirements for nomination of directors, only such nominations of directors shall be voted upon as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations must be made (i) by or at the direction of the Board of Directors or any committee appointed by the Board of Directors, or (ii) by a stockholder who is (A) a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) at the time of (x) giving the stockholder’s notice required in Section 2.10(b) below and (y) at the time of the annual meeting of stockholders, and (B) a stockholder of record entitled to vote for the election of directors at the meeting and who complies with the procedures set forth in this Section 2.10. The foregoing clause (ii) shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders.

(b)  In addition to any other applicable requirements for nominations to be properly brought before an annual meeting by a stockholder, the Notice Requirements set forth in Section 2.9(b) shall apply with respect to nominations in accordance with this Section 2.10, and for purposes of the application of such Notice Requirements, references to Section 2.9 in the Notice Requirements shall be deemed to be references to Section 2.10 and “Business Solicitation Statement” in Section 2.9(b)(iii) shall be deemed to be replaced with “Nomination Solicitation Notice; provided, however, that the requirements set forth in Section 2.9(b)(ii) shall not apply to this Section 2.10(b).

(c)  To be timely, a stockholder’s notice relating to director nominations must be given in accordance with the Timing Requirements set forth in Section 2.9(c); provided, that, for purposes of the application of such Timing Requirements, any references in the Timing Requirements to Section 2.9 shall be deemed to be references to Section 2.10.

(d)  Notwithstanding anything in Section 2.10(c) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 2.10(c), a stockholder’s notice in compliance with this Section 2.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(e)  To be in proper form for this Section 2.10, a stockholder’s notice to the Secretary shall set forth:

(1)   As to each Stockholder Associated Person, the Stockholder Information; provided, that, for purposes of the application of such Stockholder Information, any reference to Section 2.9 in the Stockholder Information provisions shall be deemed to be a reference to Section 2.10.

(2)  As to each Stockholder Associated Person and any such holder’s immediate family sharing the same household (to the extent specified in Section 2.9(d)(3)), any Disclosable Interests; provided, that, for purposes of the application of such Disclosable Interests, any references in the provisions relating to Disclosable Interests to business proposals (or related terms as the context requires) shall be deemed to be references to nominations (and related terms as the context requires), and any such references to Section 2.9 in the provisions relating to Disclosable Interests shall be deemed to be references to Section 2.10; and provided further that, (i) in addition to the disclosures set forth in Section 2.9(d)(3)(B), the Stockholder Associated Person must also make a representation that such person intends to solicit proxies in support of any proposed nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and (ii) the disclosure requirements set forth in Section 2.9(d)(3)(B)(ii) shall be replaced with the following: “a representation as to whether any Stockholder Associated Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and a representation as to whether the Stockholder Associated Person or its nominee intends or is part of a group that intends (x) to deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of  the  Corporation’s voting shares required to elect the nominee or nominees proposed to be nominated and (y) to otherwise solicit proxies or votes from stockholders in support of such nomination (such representations, the “Nomination Solicitation Notice”)”; and

(3)  As to each person whom a Stockholder Associated Person proposes to nominate for election as a director, (i) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to the foregoing subsections (1) and (2) of this Section 2.10(e) if such proposed nominee were a Stockholder Associated Person, (ii) all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Stockholder Associated Person, on the one hand, and each proposed nominee or his or her respective affiliates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Stockholder Associated Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

(4)  In addition to the information required to be disclosed pursuant to this Section 2.10, the Corporation may require any proposed nominee to furnish such other information (i) as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation (or on any committee thereof) under any applicable stock exchange listing requirements, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of directors (including those applicable to a director’s service on any of the committees of the Board of Directors), or applicable law, or (ii) that the Board of Directors reasonably determines could be material to a reasonable stockholder’s understanding of the background, qualifications, experience, independence, or lack thereof, of such proposed nominee. Any supplemental information required under this Section 2.10(e)(4) shall be provided by the deadlines set forth in Section 2.10(g) or, if earlier, within ten (10) days after such information has been requested by the Corporation. No person shall be eligible for election or re-election as a director of the Corporation at an annual meeting unless such person is nominated in accordance with the procedures set forth in this Section 2.10. These provisions shall not apply to the nomination of any persons entitled to be separately elected by holders of preferred stock.

(f)  The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf shall not exceed the number of directors to be elected at such annual meeting.  A stockholder may not designate any substitute nominee(s) unless the stockholder provides timely notice of such substitute nominee(s) in accordance with this Section 2.10 (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the Bylaws with respect to nominees for director).

(g)  A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement the information contained in such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 shall be true and correct in accordance with the Information Update Requirements set forth in Section 2.9(f); provided, that, for purposes of the application of such Information Update Requirements, any references in the Information

Update Requirements to business proposals (or related terms as the context requires) shall be deemed to be references to nominations (or related terms as the context requires), and any such references to Section 2.9 in the Information Update Requirements shall be deemed to be references to Section 2.10.

(h)  To be eligible to be a nominee for election as a director of the Corporation pursuant to a nomination under clause (ii) of Section 2.10(a), each proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.10(c)) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary within ten (10) days following a written request therefor by the proposed nominee or the Stockholder Associated Person) and a written representation and agreement (in the form provided by the Secretary within ten (10) days following a written request therefor by the proposed nominee or the Stockholder Associated Person) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether oral or in writing) with, and has not given any commitment or assurance to any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in the questionnaire or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed in the questionnaire; (iii) would be in compliance as a director of the Corporation, and will comply, if elected, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are publicly disclosed or which were provided by the Secretary with the written representation and agreement required by this Section 2.10(h); and (iv) if elected as a director of the Corporation, such proposed nominee intends to serve the entire term until the next meeting at which such proposed nominee would face re-election.

(i)  Notwithstanding the foregoing provisions of this Section 2.10, a nomination made by a stockholder in accordance with this Section 2.10 shall not be presented or voted upon at an annual meeting if the Attendance Requirements set forth in Section 2.9(g) are not satisfied; provided, that, for purposes of the application of such Attendance Requirements, any references in the Attendance Requirements to business proposals (or related terms as the context requires) shall be deemed to be references to nominations (or related terms as the context requires), and any such references to Section 2.9 in the Attendance Requirements shall be deemed to be references to Section 2.10.

(j)  The chairman of the meeting shall have the Meeting Chairman’s Powers set forth in Section 2.9(h); provided, that, for purposes of the application of such Meeting Chairman’s Powers, any references in the Meeting Chairman’s Powers to business proposals (or related terms as the context requires) shall be deemed to be references to nominations (or related terms as the context requires), and any such references to Section 2.9 in the Meeting Chairman’s Powers shall be deemed to be references to Section 2.10.

(k)  Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any Stockholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence  sufficient  to  satisfy  the  Corporation  that  such  Stockholder Associated Person  has  met  the  requirements  of  Rule14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence) or (y) fails to inform  the  Corporation  that  such Stockholder Associated Person no longer plans to solicit proxies in accordance with the requirements of Rule 14a-19 promulgated under the Exchange Act by delivering a written notice to the Secretary at the principal executive offices of the Corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation. If any Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Stockholder Associated Person shall deliver to the Secretary at the principal executive offices of the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.  Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) as a result of any notice provided by any Stockholder Associated Person pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of clause (i) of Section 2.10(a) or otherwise) to have been made pursuant to the Corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a Stockholder Associated Person pursuant to clause (ii) of Section 2.10(a).

Section 2.11Stockholder Nominations of Directors at Special Meetings.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board of Directors or any committee appointed by the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in Section 2.10 in all applicable respects.  In the event that the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.10 of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) no earlier than the one hundred twentieth (120th) day prior to such special meeting and (ii) no later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Section 2.12 Action Without Meeting.

Unless otherwise provided in the Certificate of Incorporation, the stockholders of the Corporation may not act by written consent.

ARTICLE 3

DIRECTORS

Section 3.1 Number and Term of Office.

(a)The number of directors of the Corporation shall not be less than 3 nor more than 12. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the exact number of directors shall be fixed from time to time exclusively by resolutions duly adopted by a majority of the Whole Board. The term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Elected directors shall hold office until the next annual meeting in which their terms expire and until their successors shall be duly elected and qualified. Directors need not be stockholders. In no case will a decrease in the number of directors shorten the term of any incumbent director.

(b)Unless otherwise provided by the Certificate of Incorporation and subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the directors shall be divided into three classes, designated Class I, Class II, and Class III. The term of office of the initial Class I directors shall expire at the first succeeding annual meeting of the stockholders following the effectiveness of the Certificate of Incorporation, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of the stockholders following the effectiveness of the Certificate of Incorporation and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders following the effectiveness of the Certificate of Incorporation. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the effective time of the Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third annual meeting of stockholders following their election, with each director in each such class to hold office until his or her successor is duly elected and qualified. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the applicable terms of these Bylaws and any certificate of designations creating such class or series of preferred stock, and such directors so elected shall not be divided into classes pursuant to this Section 3.1 unless expressly provided by such terms.

(c)Except as provided in Section 3.3 of this Article 3, the directors shall be elected by a plurality vote of the votes cast and entitled to vote on the election of directors at any meeting for the election of directors at which a quorum is present.

Section 3.2 Powers.

The powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.

Section 3.3 Vacancies and Newly Created Directorships.

Subject to the rights of the holders of any series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall, unless otherwise required by law or by resolution of the Board of Directors, be filled by a majority of the directors then in office, although less than a quorum (and not by stockholders), or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant or until his or her successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 3.3 in the case of the death, removal, disqualification, resignation of any director, or otherwise.

Section 3.4 Resignations and Removals.

(a)Any director may resign at any time by delivering such director’s resignation to the Secretary in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective upon receipt. When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations shall become effective.

(b)Subject to the rights of the holders of any series of preferred stock then outstanding, except as otherwise set forth in the Certificate of Incorporation, a director, or the entire Board of Directors, may be removed from office only for cause, at a meeting called for that purpose, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock entitled to vote at an election of directors, voting together as a single class.

Section 3.5 Meetings.

(a)Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held at the principal executive offices of the Corporation. Regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware, which has been approved by the Board of Directors.

(b)Special meetings of the Board of Directors may be called by (i) the Chairman of the Board or the Chief Executive Officer or (ii) the Secretary upon the request of a majority of the directors then in office. The time, date and place of any special meeting of the Board of Directors may be determined by the Chairman of the Board, the Chief Executive Officer, or the directors requesting the special meeting, as the case may be.

(c)Notice of the date, time and place of all regular and special meetings of the Board of Directors shall be given to each director by whom it is not waived by mailing written notice at least one hundred twenty (120) hours before the start of the meeting or by telephone, facsimile or electronic transmission at least forty-eight (48) hours before the start of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at the meeting.

Section 3.6 Quorum and Voting.

(a)A quorum of the Board of Directors shall consist of a majority of the Whole Board as fixed from time to time in accordance the Certificate of Incorporation and these Bylaws.

(b)At each meeting of the Board of Directors at which a quorum is present, all matters shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation, or these Bylaws.

(c)Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.7 Action Without Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission.  After such action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings in the same paper form or electronic form as the minutes are maintained.

Section 3.8 Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.9 Committees.

(a)Executive Committee: The Board of Directors may appoint an Executive Committee of not less than one member, each of whom shall be a director. To the extent permitted by law, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Corporation, except such committee shall not have the power or authority to amend these Bylaws or to approve or recommend to the stockholders any action (other than the election or removal of directors) which must be submitted to stockholders for approval under the DGCL.

(b)Other Committees: The Board of Directors may from time to time appoint such other committees as may be permitted by law. Except as otherwise required by law, such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee.

(c)Term: Subject to the provisions of subsections (a) and (b) of this Section 3.9, the Board of Directors may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided, that, no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of death or voluntary resignation, but the Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)Meetings: Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.9 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal executive offices of the Corporation or at any place which has been designated from time to time by resolution of such committee, and may be called by any director who is a member of such committee upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of those present at any meeting at which a quorum is present, shall be the act of such committee.

Section 3.10  Emergency Conditions.

The provisions of this Section 3.10 shall be operative during any “emergency” or “emergency condition” as contemplated by Section 110 of the DGCL, notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any such emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any such emergency condition, the Corporation and its directors and officers, may exercise any authority and take any action or measure that is contemplated by Section 110 of the DGCL.

ARTICLE 4

OFFICERS

Section 4.1 Officers Designated.

The officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors or the Chief Executive Officer may also appoint a Chairman of the Board of Directors, one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as the Board of Directors or the Chief Executive Officer shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as they shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors. The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officer or agent notwithstanding any provision hereof.

Section 4.2 Tenure and Duties of Officers.

(a)General: All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors or Chief Executive Officer may be removed at any time by or in the manner determined by the Board of Directors or the Chief Executive Officer. If the office of any officer becomes vacant for any reason, the vacancy may be filled by or in the manner determined by the Board of Directors. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the Corporation.

(b)Duties of the Chairman of the Board of Directors: The Chairman of the Board of Directors (if there be such an officer appointed) when present shall preside at all meetings of the stockholders and the Board of Directors, except to the extent that the Board of Directors shall determine that the Lead Director, if there shall be a Lead Director who has been designated and appointed by the Board of Directors, shall preside at all or any portion of such meetings. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c)Duties of Chief Executive Officer: The Chief Executive Officer shall be the chief executive officer of the Corporation and shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)Duties of Vice-Presidents: The Vice-Presidents may assume and perform the duties of the Chief Executive Officer in the absence or disability of the Chief Executive Officer or whenever the office of the Chief Executive Officer is vacant. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(e)Duties of Secretary: The Secretary shall record, or cause to be recorded, all acts and proceedings thereof in the minute book of the Corporation, which may be maintained in either paper or electronic form. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board of Directors and any Committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(f)Duties of Treasurer: The Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform all other duties commonly incident to the Treasurer’s office and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

ARTICLE 5

EXECUTION OF CORPORATE INSTRUMENTS,

AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 5.1 Execution of Corporate Instruments.

(a)The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.

(b)Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts of the Corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, may be executed, signed or endorsed by the Chairman of the Board of Directors (if there be such an officer appointed), the Chief Executive Officer, any Vice-President, the Secretary, the Treasurer, or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature but not requiring the corporate seal may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

(c)All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

(d)Except as otherwise required by law, execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board of Directors.

Section 5.2 Action with respect to Securities Owned by Corporation.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer, or any officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equity holders of or with respect to any action of stockholders or equity holders of any other entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.

ARTICLE 6

SHARES OF STOCK

Section 6.1 Form and Execution of Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate signed by, or in the name of, the Corporation by any 2 authorized officers of the Corporation, including the Chairman of the Board of Directors (if there be such an officer appointed), the Chief Executive Officer, any Vice-President, the Secretary, the Treasurer, or any Assistant Secretary or Assistant Treasurer, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2 Lost Certificates.

The Board of Directors may direct a new certificate or certificates (or uncertificated shares in lieu of a new certificate) to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation on account of the loss or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 6.3 Transfers.

Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, who shall furnish proper evidence of authority to transfer, and in the case of stock represented by a certificate, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 6.4 Fixing Record Dates.

(a)In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 6.4(a) at the adjourned meeting.

(b)In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.5 Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE 7

OTHER SECURITIES OF THE CORPORATION

All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the Chairman of the Board of Directors (if there be such an officer appointed), or the Chief Executive Officer or any Vice-President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon has ceased to be an officer of the Corporation before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE 8

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 8.1 Right to Indemnification and Advancement.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise) in any threatened, pending, or completed action, suit, investigation, or proceeding, and any appeal thereof, whether civil, criminal, administrative, arbitrative, or investigative or otherwise and/or any inquiry or investigation, whether formal or informal, conducted by the Corporation or any other party, that such person in good faith believes might lead to the institution of any such action (hereinafter a “Proceeding”), related to or arising out of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer, or an agent with whom the Corporation has executed an indemnification agreement, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or related to or arising out of anything done or not done by such person in any such capacity (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) (subject to the exceptions contained in these Bylaws and any other agreement) against any and all expenses, liability, and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Indemnitee as a result of the actual or deemed receipt of any payments under this Article) (collectively, “Liabilities”) reasonably incurred or suffered by such person in connection with such Proceeding.

Expenses incurred by an Indemnitee in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that if required by the DGCL, or any other agreement between the Indemnitee and Corporation, such expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined from final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by other employees or agents of the Corporation may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for expense advances shall be unsecured and no interest shall be charged thereon.

Section 8.2 Limits on Indemnification and Advancement.

Notwithstanding anything in these Bylaws or any other agreement to the contrary, an Indemnitee shall not be entitled pursuant to this Article: (i) to indemnification or advancement in connection with any Proceeding initiated by the Indemnitee against the Corporation or any of its directors or officers unless (x) the Corporation has joined in or consented to the initiation of such Proceeding, or (y) the proceeding is brought under Section 8.3 hereof to enforce Indemnitee’s rights hereunder; (ii) to indemnification on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the Exchange Act for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation; (iii) to any amounts described in Section 8.8; or (iv) to any amounts described in Section 8.12.

Section 8.3 Right of Claimant to Bring Suit.

If a claim under Section 8.1 or 8.2 of this Article is not paid in full by the Corporation within sixty (60) days after a written demand has been made by the Indemnitee to the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the fullest extent permitted by law, if successful in whole or in part, the Indemnitee shall be entitled to also be paid the expenses (including attorneys’ fees) incurred in prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the Indemnitee has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification is proper under the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

Section 8.4 Provisions Nonexclusive.

The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Authority to Insure.

The Corporation may purchase and maintain insurance to protect itself and any person against any Liability, whether or not the Corporation would have the power to indemnify the person against such Liability under applicable law or the provisions of this Article.

Section 8.6 Enforcement of Rights.

Without the necessity of entering into an express contract, all rights provided under this Article shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and such Indemnitee. Any rights granted by this Article to an Indemnitee shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction.

Section 8.7 Survival of Rights.

The rights provided by this Article shall continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 8.8 Settlement of Claims.

The Corporation shall not be liable to indemnify any Indemnitee under this Article (i) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (ii) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 8.9 Effect of Amendment.

Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 8.10 Primacy of Indemnification.

Notwithstanding that an Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by persons other than the Corporation and entities under the control of the Corporation (collectively, the “Other Indemnitors”), the Corporation: (i) shall be the indemnitor of first resort (i.e., its obligations to an Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee are secondary); and (ii) shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all Liabilities, without regard to any rights such Indemnitee may have against any of the Other Indemnitors. No advancement or payment by the Other Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation.

Section 8.11 Subrogation.

In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (other than against the Other Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 8.12 No Duplication of Payments.

Except as otherwise set forth in Section 8.10 above, the Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 8.13 Saving Clause.

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee to the fullest extent not prohibited by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

ARTICLE 9

NOTICES AND WAIVERS

Section 9.1

(a)Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the Certificate of Incorporation or the Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given: (i) if mailed, when the notice is deposited in the U.S. mail, postage prepaid; (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address; or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by subsection (b) of this Section 9.1. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

(b)Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. A corporation may give a notice by electronic mail in accordance with subsection (a) of this Section 9.1 without obtaining the consent required by this subsection (b).  Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. Notice given pursuant to this subsection (b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of these Bylaws, “electronic transmission” has the meaning assigned to it under Section 232(d)(1) of the DGCL.

(c)  Whenever any notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Board of Directors or members of a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or the Bylaws.

(d)  Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE 10

AMENDMENTS

Except as otherwise provided in Section 8.9 above or the Certificate of Incorporation, these Bylaws may be repealed, altered or amended or new Bylaws adopted (i) by the Board of Directors by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the Whole Board, or (ii) by the affirmative vote of holders of at least seventy percent (70%) of the voting power of all of the outstanding shares of the Corporation’s capital stock entitled to vote thereon, unless a larger vote is required by these Bylaws or the Certificate of Incorporation.

ARTICLE 11

FEDERAL FORUM PROVISION

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying such offering.  Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

ARTICLE 12

SEVERABILITY

If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any sentence of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.